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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated September 29, 1997, accompanying the consolidated financial statements of SI Technologies, Inc. and Subsidiaries appearing in the 1997 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended July 31, 1997 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP



Seattle, Washington
September 11, 1998